UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM F-10
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORGANIGRAM HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Canada	2833	Not Applicable
(Province or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

35 English Dr.
Moncton, New Brunswick
Canada E1E 3X3
Tel: (855) 961-9420
(Address and telephone number of Registrant's principal executive offices)

Corporation Service Company
1090 Vermont Avenue N.W.
Washington, D.C. 20005
Tel: 1-800-927-9800
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copy to:

Derrick West, CFO Organigram Holdings Inc. 35 English Dr. Moncton, New Brunswick Canada E1E 3X3 Tel: 1.855.961.9420	Neill May/ David Coll-Black Goodmans LLP 333 Bay Street, Suite 3400 Toronto, Ontario Canada M5H 2S7 Tel: (416) 597-4187	Herbert Ono McMillan LLP 1500 - 1055 West Georgia Street Vancouver, British Columbia Canada V6E 4N7 (604) 689-9111

Approximate date of commencement of proposed sale of the securities to the public:

From time to time after this Registration Statement becomes effective.

Province of New Brunswick, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A. ☐ upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).

B. ☒ at some future date (check appropriate box below)

1. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing).

2. ☐ pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).

3. ☒ pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

4. ☐ after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered(3)	Proposed maximum offering price per unit(3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (3)(4)(5)
Common Shares
Preferred Shares
Debt Securities
Subscription Receipts
Warrants
Units
Total	-	-	$410,250,000	$44,758.28

(1) Includes an indeterminate number of common shares, preferred shares, debt securities, subscription receipts, warrants for any combination thereof or units of any combination thereof.  This registration statement also covers (i) common shares that may be issued upon exercise of warrants, (ii) common shares, warrants or units that may be issued upon conversion of subscription receipts, (iii) common shares, warrants, subscription receipts or units that may be issued upon conversion of debt securities, and (iv) such indeterminate amount of securities as may be issued in exchange for, or upon conversion of, as the case may be, the securities registered hereunder.  No separate consideration will be received for any securities issued upon conversion or exchange.  In addition, any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities which may be offered pursuant to this registration statement include, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "U.S. Securities Act"), such additional number of common shares of the Registrant that may become issuable as a result of any stock split, stock dividends or similar event.

(2) Represents the initial offering price of all securities sold up to an aggregate public offering price not to exceed $410,250,000, being United States dollar equivalent of the CDN$500,000,000 maximum value of the securities that may be offered under this registration statement (based on the closing exchange rate on June 15, 2021, as reported by the Bank of Canada, for the conversion of Canadian dollars into U.S. dollars, of US$1.00 = CDN$1.2188).

(3) Rule 457(o) under the U.S. Securities Act permits the registration fee to be calculated on the basis of the maximum aggregate offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered or the proposed maximum offer price per security.  The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant.

(4) Based on the SEC's registration fee of $109.10 per $1,000,000 of securities registered.

(5) Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the U.S. Securities Act, or on such date as the Commission, acting pursuant to Section 8(a) of the U.S. Securities Act, may determine.

I-1

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada and with the United States Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the secretary of Organigram Holdings Inc. at 35 English Drive, Moncton, New Brunswick, Canada, E1E 3X3, Telephone (855) 961-9420, and are also available electronically at www.sedar.com. See "Documents Incorporated by Reference".

SHORT FORM BASE SHELF PROSPECTUS

NEW ISSUE	August 30, 2021

ORGANIGRAM HOLDINGS INC.

$500,000,000

Common Shares

Preferred Shares

Debt Securities

Subscription Receipts

Warrants

Units

Organigram Holdings Inc. (the "Corporation", "we", "our" or "us") may from time to time offer and issue the following securities: (a) common shares in the capital of the Corporation ("Common Shares"); (b) preferred shares in the capital of the Corporation ("Preferred Shares"), (c) debentures, notes or other evidence of indebtedness of any kind, nature or description and which may be issuable in series (collectively, "Debt Securities"); (d) subscription receipts of the Corporation exchangeable for Common Shares and/or other securities of the Corporation ("Subscription Receipts"); (e) warrants exercisable to acquire Common Shares and/or other securities of the Corporation ("Warrants"); and (f) securities comprised of more than one of Common Shares, Preferred Shares, Debt Securities, Subscription Receipts and/or Warrants offered together as a unit ("Units"), or any combination thereof, up to an aggregate offering price of $500,000,000 (or the equivalent thereof, at the date of issue, in any other currency or currencies, as the case may be) at any time during the 25-month period that this short form base shelf prospectus (including any amendments hereto, the "Prospectus") remains valid. The Common Shares, Preferred Shares, Debt Securities, Subscription Receipts, Warrants and Units (collectively, the "Securities", and each, a "Security") offered hereby may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (collectively or individually, as the case may be, "Prospectus Supplements").

All shelf information permitted under applicable securities legislation to be omitted from this Prospectus including, without limitation, the information disclosed in the specific terms of any offering of Securities, as discussed above, will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of such Prospectus Supplement and only for the purposes of the distribution of the Securities to which that Prospectus Supplement pertains.

The Corporation is a Canadian issuer that is permitted, under a multijurisdictional disclosure system (the "MJDS") adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus and any Prospectus Supplement in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board ("IASB") and may not be comparable to financial statements of United States companies prepared in accordance with US generally accepted accounting principles.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely because the Corporation is a corporation existing under the laws of Canada. The Corporation exists under the laws of Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, most of the directors and officers of the Corporation are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. See "Enforceability of Civil Liabilities".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

You should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such tax consequences for investors who are residents in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and you should consult your tax advisor prior to making any investment in the Securities.

The specific terms of any offering of Securities will be set forth in the applicable Prospectus Supplement and may include, without limitation, where applicable: (a) in the case of Common Shares, the number of Common Shares being offered, the currency (which may be Canadian dollars or any other currency), the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution) and any other specific terms; (b) in the case of Preferred Shares, the designation of the particular series, the number of Preferred Shares being offered, the currency (which may be Canadian dollars or any other currency), the offering price (in the event the offering is a fixed price distribution) or the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), any voting rights, any rights to receive dividends, any terms of redemption, any conversion or exchange rights and any other specific terms of the Preferred Shares; (c) in the case of Debt Securities, the specific designation, aggregate principal amount, the currency or the currency unit for which the Debt Securities may be purchased (which may be Canadian dollars or any other currency), maturity, interest provisions, authorized denominations, offering price, covenants, events of default, any terms for redemption at the option of the Corporation or the holder, any exchange or conversion terms and any other specific terms; (d) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the currency (which may be Canadian dollars or any other currency), the offering price, the terms, conditions and procedures for the exchange of the Subscription Receipts into or for Common Shares and/or other securities of the Corporation and any other specific terms; (e) in the case of Warrants, the number of such Warrants offered, the currency (which may be Canadian dollars or any other currency), the offering price, the terms, conditions and procedures for the exercise of such Warrants into or for Common Shares and/or other securities of the Corporation and any other specific terms; and (f) in the case of Units, the number of Units being offered, the currency (which may be Canadian dollars or any other currency), the offering price, the terms of the Common Shares, Debt Securities, Subscription Receipts and/or Warrants, as the case may be, underlying the Units, and any other specific terms. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities.

We may sell the Securities to or through one or more underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through applicable statutory exemptions, or through one or more agents designated by us from time to time. The Securities may be sold from time to time in one or more transactions at fixed prices or not at fixed prices, such as market prices prevailing at the time of sale, prices related to such prevailing market prices or prices to be negotiated with purchasers, which prices may vary as between purchasers and during the period of distribution of the Securities. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent engaged in connection with the offering and sale of such Securities, as well as the method of distribution and the terms of the offering of such Securities, including the initial offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is not a fixed price distribution), the net proceeds to us and, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents and any other material terms. See "Plan of Distribution".

This Prospectus may qualify an "at-the-market distribution" (as defined under applicable Canadian securities legislation).

In connection with any offering of the Securities other than an "at-the-market distribution" (as defined under applicable Canadian legislation) (unless otherwise specified in the relevant Prospectus Supplement), the underwriters or agents may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail on the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See "Plan of Distribution". No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX") and the Nasdaq Global Select Market (the "NASDAQ") under the symbol "OGI". On August 27, 2021, the last trading day prior to the date of this Prospectus, the closing price of the outstanding Common Shares on the TSX and NASDAQ was $3.30 and US$2.63, respectively.

Owning the Securities may subject you to tax consequences. This Prospectus and any applicable Prospectus Supplement may not describe the tax consequences fully. You should read the tax discussion in any applicable Prospectus Supplement and consult with your own tax advisor with respect to your own particular circumstances.

Unless otherwise specified in the applicable Prospectus Supplement, the Preferred Shares, the Debt Securities, Subscription Receipts, Warrants and Units will not be listed on any securities exchange. There is no market through which these securities may be sold and purchasers may not be able to resell such securities purchased under this Prospectus. This may affect the pricing of such securities in the secondary market, the transparency and availability of trading prices, the liquidity of such securities, and the extent of issuer regulation. See "Forward-Looking Statements" and "Risk Factors".

The Corporation is continued under the Canada Business Corporations Act ("CBCA") and its head and registered office is at 35 English Drive, Moncton, New Brunswick, Canada, E1E 3X3.

No underwriter, agent or dealer has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Any investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in Securities. See "Risk Factors".

(i)

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

We have not authorized any person to provide different information. The Securities may be sold only in those jurisdictions where offers and sales are permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus is accurate only as of the date of this Prospectus or the date of the document incorporated by reference herein, as applicable, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since the date of this Prospectus.

Unless the context otherwise permits, indicates or requires, all references in this Prospectus to the "Corporation", "we", "our", "us" and similar expressions are references to Organigram Holdings Inc. and the business carried on by it.

FINANCIAL INFORMATION

Financial statements included or incorporated by reference herein have been prepared in accordance with IFRS as issued by the IASB, which differs from U.S. generally accepted accounting principles ("U.S. GAAP"), and may not be comparable to financial statements of United States companies prepared in accordance with U.S. GAAP.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

Unless otherwise noted herein and in the documents incorporated by reference, all dollar amounts refer to lawful currency of Canada. All references to "US$" or "U.S. dollars" are to the currency of the United States.

The following table sets forth, for the periods indicated, the high, low, average and period-end indicative rates of exchange for United States dollars expressed in Canadian dollars, as provided by the Bank of Canada.

	Quarter Ended May 31, 2021	Fiscal Year Ended August 31, 2020	Fiscal Year Ended August 31, 2019	Fiscal Year Ended August 31, 2018
Low	1.2051	1.2970	1.2803	1.2128
High	1.2668	1.4496	1.3642	1.3310
Average	1.2408	1.3458	1.3255	1.2777
End	1.2072	1.3042	1.3295	1.3055

On August 27, 2021, the daily average rate of exchange posted by the Bank of Canada for conversion of U.S. dollars into Canadian dollars was US$1.00 = $1.2635.

FORWARD-LOOKING STATEMENTS

This Prospectus, including the documents incorporated by reference herein, contains "forward-looking information" as defined under Canadian securities laws (collectively, "forward-looking statements"). All statements other than statements of historical fact contained in this Prospectus, or in the documents incorporated by reference herein, are forward-looking statements, including, without limitation, the Corporation's statements regarding the Corporation's business and the environment in which it operates, the intention of the Corporation to complete any offering of Securities on the terms and conditions described herein and in any Prospectus Supplement, the listing of any Securities, and the intention of the Corporation to use the MJDS to offer Securities in the United States. In certain cases, forward-looking statements can be identified by the use of words such as "plans", "expects", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", "projects" or "believes", "pro forma" or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will", "occur" or "be achieved" and similar words or the negative thereof. Although management of the Corporation believes that the expectations represented in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct.

The forward-looking statements in this Prospectus are based on certain assumptions, including assumptions regarding present and future business strategies and the environment in which the Corporation will operate in the future, including expected revenues from certain contracts, and ability to achieve goals. They are not guarantees of future performance and involve risks and uncertainties that are difficult to control or predict. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including, but not limited to, the factors discussed under the heading "Risk Factors" in this Prospectus and in the Corporation's Annual Information Form (as defined herein) available on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com and on the United States Securities and Exchange Commission ("SEC") website at http://www.sec.gov.

There can be no assurance that forward-looking statements will prove to be accurate as actual outcomes and results may differ materially from those expressed in these forward-looking statements. Readers, therefore, should not place undue reliance on any such forward-looking statements. Further, these forward-looking statements are made as of the date of this Prospectus and, except as expressly required by applicable law, the Corporation assumes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION

We have filed with the SEC pursuant to MJDS a registration statement on Form F-10 under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), relating to the Securities. This Prospectus, including the documents incorporated by reference into this Prospectus, which forms a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, you should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time we sell Securities under the registration statement, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

The Corporation's Common Shares are registered under Section 12(b) of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act") and accordingly, we are subject to informational requirements of the U.S. Exchange Act and applicable Canadian requirements. In accordance with these informational requirements, we file reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, documents and other information that we file with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, we are exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Reports and other information filed by us with, or furnished to, the SEC may be accessed on the SEC's website at www.sec.gov. You may read and download any public document that we have filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada, on SEDAR at www.sedar.com.

ENFORCEABILITY OF CIVIL LIABILITIES

The Corporation exists under the laws of Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, most of the directors and officers of the Corporation are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States.

As a result, investors who reside in the United States may have difficulty serving legal process in the United States upon the Corporation or its directors or officers, as applicable, or enforcing judgments obtained in United States courts against any of them or the assets of any of them located outside the United States, or enforcing against them in the appropriate Canadian court judgments obtained in United States courts, including, but not limited to, judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Corporation or any of its directors or officers, as applicable, based upon United States federal securities laws.

In the United States, the Corporation has filed with the SEC, concurrently with the filing of its registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under such Form F-X, the Corporation has appointed Corporation Service Company of1090 Vermont Avenue N.W., Washington, D.C., 20005, U.S.A., as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against the Corporation in a U.S. court arising out of or related to or concerning the offering of the Securities under the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar regulatory authorities in each of the provinces and territories of Canada. Copies of these documents may be obtained on request without charge from the Corporate Secretary of the Corporation at 35 English Drive, Moncton, New Brunswick, Canada, E1E 3X3, Attention: Corporate Secretary (telephone (855) 961-9420), and are also available electronically under the Corporation's SEDAR profile at www.sedar.com and on the SEC's website at http://www.sec.gov.

Except to the extent that their contents are modified or superseded by a statement contained in this Prospectus or in any other subsequently filed document that is also incorporated by reference in this Prospectus, the following documents of the Corporation filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada are specifically incorporated by reference into, and form an integral part of, this Prospectus:

(a) the annual information form of the Corporation dated November 29, 2020 for the year ended August 31, 2020 (the "Annual Information Form");

(b) the audited consolidated financial statements of the Corporation dated November 29, 2020 for the years ended August 31, 2020 and 2019, together with the notes thereto and the report of the independent registered public accounting firm thereon;

(c) the management's discussion and analysis of financial condition and results of operations of the Corporation for the years ended August 31, 2020 and August 31, 2019;

(d) the unaudited condensed consolidated interim financial statements and accompanying notes for the three and nine months ended May 31, 2021 and May 31, 2020;

(e) the interim management discussion and analysis of the financial condition and results of operations of the Corporation for the three and nine months ended May 31, 2021 and May 31, 2020;

(f) the management information circular of the Corporation dated January 18, 2021 regarding the annual meeting of shareholders of the Corporation held on February 23, 2021;

(g) the material change report dated November 12, 2020 in respect of the closing of the Corporation's underwritten public offering of units for gross proceeds of approximately $69 million;

(h) the material change report dated November 30, 2020 in respect of the amendment and restatement of the Corporation's credit facility with the Bank of Montreal;

(i) the material change report dated March 19, 2021 in respect of the strategic investment from a wholly-owned subsidiary of BAT for total proceeds of approximately $221 million;

(j) the material change report dated April 14, 2021 relating to the acquisition of The Edibles & Infusions Corporation ("EIC") for consideration of $22.0 million, plus up to an additional $13.0 million in shares of the Corporation payable upon EIC achieving certain earnout milestones (each, a "Milestone");

(k) the material change report dated May 7, 2021 relating to the stepping down of Greg Engel, the Corporation's former Chief Executive Officer; and

(l) the material change report dated August 6, 2021 relating to the appointment of Beena Goldenberg as Chief Executive Officer of the Corporation.

Any documents of the type described in Item 11.1 of Form 44-101F1 - Short Form Prospectus Distributions which are filed by the Corporation with the securities commissions or similar authorities in the provinces and territories of Canada subsequent to the date of this Prospectus and prior to the termination of this distribution shall be deemed to be incorporated by reference in this Prospectus. Documents referenced in any of the documents incorporated by reference in this Prospectus but not expressly incorporated by reference therein or herein and not otherwise required to be incorporated by reference therein or herein are not incorporated by reference in this Prospectus.

Upon a new annual information form and annual consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis, and material change reports, filed prior to the commencement of the financial year of the Corporation in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to such new interim consolidated financial statements and management's discussion and analysis shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Corporation with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part. In addition, the Corporation may incorporate by reference into this Prospectus, or the registration statement on Form F-10 of which it forms a part, other information from documents that the Corporation will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein.

A Prospectus Supplement containing the specific variable terms in respect of an offering of the Securities will be delivered to purchasers of such Securities together with this Prospectus, unless an exemption from the prospectus delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of such Prospectus Supplement only for the purposes of the offering of the Securities covered by such Prospectus Supplement.

Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded, for the purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

THE CORPORATION

The Corporation was incorporated under the Business Corporations Act (British Columbia) (the "BCBCA") on July 5, 2010 as Inform Resources Corp. and changed its name to Inform Exploration Corp. ("Inform") on February 16, 2011. On November 21, 2011, Inform completed its initial public offering and its Common Shares commenced trading on the TSX-V on November 24, 2011. At that time, Inform was engaged in the acquisition, exploration and development of natural resource properties. Inform subsequently ceased all resource exploration activity. In August 2014, pursuant to a reverse takeover transaction in accordance with Policy 5.2 of the TSX-V, Inform acquired all of the issued and outstanding shares of Organigram Inc. (the "RTO Transaction"). On or about the time of closing the RTO Transaction, Inform changed its name to Organigram Holdings Inc. On April 6, 2016, Organigram Holdings Inc. was continued from the BCBCA to the CBCA. The Corporation's Common Shares started trading on the Nasdaq Global Select Market on May 21, 2019. On August 20, 2019, the Corporation graduated from the TSX-V and received approval to trade on the TSX under the symbol "OGI".

The Corporation's wholly-owned subsidiary Organigram Inc. is a licensed producer of cannabis and cannabis derived products (a "Licensed Producer") under the Cannabis Act (Canada) and the Cannabis Regulations (Canada) (together, the "Cannabis Act") and regulated by Health Canada. The Corporation's wholly-owned subsidiary EIC holds a research license and a standard processing licence under the Cannabis Act.

The Company conducts its operations at its facility located in Moncton, New Brunswick. Patients order medical cannabis dried flower and cannabis derivative products from the Corporation primarily through the Corporation's online store or by phone. Medical cannabis dried flower and cannabis derivative products are and will continue to be delivered by secured courier or other methods permitted by the Cannabis Act. The Corporation's prices vary based on grow time, strain yield and market conditions.

The Corporation is also authorized for wholesale shipping of cannabis plant cuttings, dried flower, blends, pre-rolls and cannabis derivative based products to approved retailers and wholesalers for adult-use recreational cannabis under the individual provincial and territorial regulations as per the Cannabis Act.

RECENT DEVELOPMENTS

Other than as set out below, there have been no material developments in the business of the Corporation since May 31, 2021, the date of the Corporation's most recent interim financial statements, which have not been disclosed in this Prospectus or the documents incorporated by reference herein.

Management Changes

On August 4, 2021, the Corporation announced that it has appointed Beena Goldenberg as the Corporation's new Chief Executive Officer. Ms. Goldenberg will assume the role effective September 9, 2021.

Cannabis Innovators Panel

On July 15, 2021, the Corporation announced the launch of the Cannabis Innovators Panel (the "Panel"), a cannabis consumer panel offering real-time insights into consumer preferences, usage occasions, and future development opportunities. The Panel will contribute feedback on both existing product categories as well as guide areas of future research and development including flower, vapes, concentrates, edibles, flower and pre-rolls.

Product Launches

On August 25, 2021, the Corporation announced the launch of SHRED'ems, a high quality and bold flavoured lineup of cannabis-infused gummies. SHRED'ems is an extension of the Corporation's highly popular, value-priced SHRED product portfolio which includes SHRED milled flower and SHRED Jar of Joints. The launch of SHRED'ems and the first listing in certain provinces marks the achievement of the first Milestone resulting in an additional $3.5 million in Common Shares being payable to the EIC vendors under the terms of the share purchase agreement for EIC and subject to the terms and conditions thereof.

On August 17, 2021, the Corporation announced that the launch of Edison Cannabis Co. ("Edison") JOLTS, Canada's first high potency THC lozenge. Edison JOLTS are available in a package of 10 mint flavoured lozenges with 10mg of THC per lozenge for a total of 100mg per pack.

Recruitment

On June 3, 2021, the Corporation announced that it is currently recruiting for as many as 75 positions across most functional areas of the Corporation.

CONSOLIDATED CAPITALIZATION

Since May 31, 2021, the date of the Corporation's most recently filed financial statements, there have been no material changes to the Corporation's share and loan capitalization on a consolidated basis. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Corporation that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The use of proceeds from the issue and sale of specific Securities pursuant to this Prospectus will be described in the Prospectus Supplement relating to the issuance and sale of such Securities.

DESCRIPTION OF SECURITIES

The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. The Securities will not include any novel derivatives or asset-backed securities as discussed under Part 4 of National Instrument 44-102 - Shelf Distributions.

Common Shares

Each Common Share entitles the holder thereof to receive notice of any meetings of shareholders of the Corporation, to attend and to cast one vote at all such meetings. Holders of Common Shares do not have cumulative voting rights with respect to the election of directors and, accordingly, holders of a majority of the Common Shares entitled to vote in any election of directors may elect all directors standing for election. The holders of Common Shares are entitled to receive if, as and when declared by the Board, dividends in such amounts as shall be determined by the Board in its discretion. The holders of Common Shares have the right to receive the Corporation's remaining property and assets after payment of debts and other liabilities on a pro rata basis in the event of a liquidation, dissolution or winding-up, whether voluntary or involuntary. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions.

The aggregate number of Common Shares which may be issued is unlimited and, as of August 27, 2021, the last trading day prior to the date of this Prospectus, there are 298,782,723 Common Shares outstanding.

Preferred Shares

Preferred Shares may be issued in one or more series pursuant to amendments to the articles of continuance of the Corporation as described in the Prospectus Supplement. Preferred Shares may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the articles of amendment authorizing the issuance of the series of Preferred Shares being offered. A copy of any articles of amendment relating to an offering of Preferred Shares will be filed by the Corporation with the relevant securities regulatory authorities in Canada after it has been filed by the Corporation under the CBCA.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Preferred Shares being offered thereby, which may include, without limitation, the following (where applicable):

• the designation of the series of Preferred Shares offered, and the maximum number of such series of Preferred Shares that the Corporation is authorized to issue;

• the aggregate number of Preferred Shares offered;

• the price at which the Preferred Shares will be offered;

• the currency for which the Preferred Shares may be purchased (if other than Canadian dollars);

• the annual dividend rate, if any, and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

• the priority of the Preferred Shares in respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation;

• the price and the terms and conditions for redemption, if any, including whether redeemable at the Corporation's option or at the option of the holder, the time period for redemption, and payment of any accumulated dividends;

• the terms and conditions, if any, for conversion or exchange for shares of any other class of the Corporation or any other series of Preferred Shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

• whether such Preferred Shares will be listed on any securities exchange;

• the terms and conditions of any share purchase plan or sinking fund;

• the voting rights, if any;

• any other rights, privileges, restrictions, or conditions;

• certain material Canadian and United States tax consequences of owning the Preferred Shares; and

• any other material terms and conditions of the Preferred Shares.

Debt Securities

The Corporation may issue Debt Securities in one or more series under an indenture (the "Indenture"), to be entered into between the Corporation and a trustee. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). A copy of the form of the Indenture will be filed with the SEC as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description sets forth certain general material terms and provisions of the Debt Securities. If Debt Securities are issued, we will describe in the applicable Prospectus Supplement the particular material terms and provisions of any series of the Debt Securities and a description of how the general material terms and provisions described below may apply to that series of the Debt Securities. Prospective investors should read both the Prospectus and the Prospectus Supplement for a complete summary of all material terms relating to a particular series of Debt Securities. Prospective investors should be aware that information in the applicable Prospectus Supplement may update, amend and supersede the following information regarding the general material terms and provisions of the Debt Securities. Prospective investors also should refer to the Indenture, as it may be supplemented, for a complete description of all terms relating to the Debt Securities. We will file as exhibits to the Registration Statement, of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Corporation furnishes to the SEC, any supplemental indenture describing the terms and conditions of Debt Securities that we are offering before the issuance of such Debt Securities. We will also file the final Indenture for any offering of Debt Securities on SEDAR.

We may issue Debt Securities and incur additional indebtedness other than through the offering of Debt Securities pursuant to this Prospectus.

General

The Indenture will not limit the aggregate principal amount of Debt Securities that we may issue under the Indenture and will not limit the amount of other indebtedness that we may incur. The Indenture will provide that we may issue Debt Securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities will be unsecured obligations of the Corporation. The Indenture will also permit us to increase the principal amount of any series of the Debt Securities previously issued and to issue that increased principal amount.

The applicable Prospectus Supplement for any series of Debt Securities that we offer will describe the specific terms of the Debt Securities and may include, but is not limited to, any of the following:

• the title of the Debt Securities;

• any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Corporation will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

• the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations;

• whether payment of the Debt Securities will be guaranteed by any other person;

• whether or not the Debt Securities will be secured or unsecured, and the terms of any secured debt including a general description of the collateral and of the material terms of any related security, pledge or other agreement;

• the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

• the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, whether such interest shall be payable in cash or additional Securities of the same series or shall accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest shall accrue, or the method by which such date or dates shall be determined;

• the place or places where we will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

• whether and under what circumstances we will be required to pay any additional amounts for withholding or deduction for taxes with respect to the Debt Securities, and whether and on what terms we will have the option to redeem the Debt Securities rather than pay the additional amounts;

• whether we will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

• whether we may redeem the Debt Securities, in whole or in part, prior to maturity and the terms and conditions of any such redemption;

• the denominations in which we will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security shall be issuable;

• whether we will make payments on the Debt Securities in a currency other than U.S. dollars;

• whether payments on the Debt Securities will be payable with reference to any index, formula or other method;

• whether we will issue the Debt Securities as global securities and, if so, the identity of the depositary for the global securities;

• whether we will issue the Debt Securities as unregistered securities, registered securities or both;

• any changes or additions to, or deletions of, events of default or covenants whether or not such events of default or covenants are consistent with the events of default or covenants in the Indenture;

• the applicability of, and any changes or additions to, the provisions for defeasance described under "Defeasance" below;

• whether the holders of any series of Debt Securities have special rights if specified events occur;

• the terms, if any, for any conversion or exchange of the Debt Securities for any other securities of the Corporation;

• provisions as to modification, amendment or variation of any rights or terms attaching to the Debt Securities; and

• any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Unless stated otherwise in the applicable Prospectus Supplement, no holder of Debt Securities will have the right to require us to repurchase the Debt Securities and there will be no increase in the interest rate if we become involved in a highly leveraged transaction or if we have a change of control.

We may issue Debt Securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and we may offer and sell the Debt Securities at a discount below their stated principal amount. We may also sell any of the Debt Securities for a foreign currency or currency unit, and payments on the Debt Securities may be payable in a foreign currency or currency unit. In any of these cases, we will describe certain Canadian federal and U.S. federal income tax consequences and other special considerations in the applicable Prospectus Supplement.

We may issue Debt Securities with terms different from those of Debt Securities previously issued and, without the consent of the holders thereof, we may reopen a previous issue of a series of Debt Securities and issue additional Debt Securities of such series (unless the reopening was restricted when such series was created).

Guarantees

Our payment obligations under any series of Debt Securities may be guaranteed by certain of our direct or indirect subsidiaries. In order to comply with certain registration statement form requirements under U.S. law, these guarantees may in turn be guaranteed by the Corporation. The terms of such guarantees will be set forth in the applicable Prospectus Supplement.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable Prospectus Supplement, and except to the extent prescribed by law, each series of Debt Securities shall be senior, unsubordinated and unsecured obligations of the Corporation and shall rank pari passu and ratably without preference among themselves and pari passu with all other senior, unsubordinated and unsecured obligations of the Corporation.

Our Board may establish the extent and manner, if any, to which payment on or in respect of a series of Debt Securities will be senior, senior subordinated or subordinated to the prior payment of the Corporation's other liabilities and obligations, and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed by any other person and the nature and priority of any security.

Debt Securities in Global Form

The Depositary and Book-Entry

Unless otherwise specified in the applicable Prospectus Supplement, a series of the Debt Securities may be issued in whole or in part in global form as a "global security" and will be registered in the name of or issued in bearer form and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement relating to that series. Unless and until exchanged, in whole or in part, for the Debt Securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of the successor.

The specific terms of the depositary arrangement with respect to any portion of a particular series of the Debt Securities to be represented by a global security will be described in the applicable Prospectus Supplement relating to such series. The Corporation anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary therefor or its nominee will credit, on its book entry and registration system, the respective principal amounts of the Debt Securities represented by the global security to the accounts of such persons, designated as "participants", having accounts with such depositary or its nominee. Such accounts shall be designated by the underwriters, dealers or agents participating in the distribution of the Debt Securities or by the Corporation if such Debt Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interests in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary therefor or its nominee (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). The laws of some states in the United States may require that certain purchasers of securities take physical delivery of such securities in definitive form.

So long as the depositary for a global security or its nominee is the registered owner of the global security or holder of a global security in bearer form, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have a series of the Debt Securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of such series of the Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture.

Any payments of principal, premium, if any, and interest, if any, on global securities registered in the name of a depositary or securities registrar will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such Debt Securities. None of the Corporation, any trustee or any paying agent for the Debt Securities represented by the global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

The Corporation expects that the depositary for a global security or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of such depositary or its nominee. The Corporation also expects that payments by participants to owners of beneficial interests in a global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name", and will be the responsibility of such participants.

Discontinuance of Depositary's Services

If a depositary for a global security representing a particular series of the Debt Securities is at any time unwilling or unable to continue as depositary or, if at any time the depositary for such series shall no longer be registered or in good standing under the U.S. Exchange Act, and a successor depositary is not appointed by us within 90 days, the Corporation will issue such series of the Debt Securities in definitive form in exchange for a global security representing such series of the Debt Securities. If an event of default under the Indenture has occurred and is continuing, Debt Securities in definitive form will be printed and delivered upon written request by the holder to the appropriate trustee. In addition, the Corporation may at any time and in the Corporation's sole discretion determine not to have a series of the Debt Securities represented by a global security and, in such event, will issue a series of the Debt Securities in definitive form in exchange for all of the global securities representing that series of Debt Securities.

Debt Securities in Definitive Form

A series of the Debt Securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Registered securities will be issuable in denominations of $2,000 and integral multiples of $1,000 and unregistered securities will be issuable in denominations of $5,000 and integral multiples of $5,000 or, in each case, in such other denominations as may be set out in the terms of the Debt Securities of any particular series. Unless otherwise indicated in the applicable Prospectus Supplement, unregistered securities will have interest coupons attached.

Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal, premium, if any, and interest, if any, on the Debt Securities in definitive form will be made at the office or agency designated by the Corporation, or at the Corporation's option the Corporation can pay principal, interest, if any, and premium, if any, by cheque mailed to the address of the person entitled at the address appearing in the security register of the trustee or electronic funds wire transfer to an account of persons who meet certain thresholds set out in the Indenture who are entitled to receive payments by wire transfer. Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest, if any, will be made to the persons in whose name the Debt Securities are registered at the close of business on the day or days specified by the Corporation.

At the option of the holder of Debt Securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount. If, but only if, provided in an applicable Prospectus Supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Indenture. Unless otherwise specified in an applicable Prospectus Supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable Prospectus Supplement may indicate the places to register a transfer of the Debt Securities in definitive form. Service charges may be payable by the holder for any registration of transfer or exchange of the Debt Securities in definitive form, and the Corporation may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

We shall not be required to:

• issue, register the transfer of or exchange any series of the Debt Securities in definitive form during a period beginning at the opening of 15 days before any selection of securities of that series of the Debt Securities to be redeemed and ending on the relevant date of notice of such redemption, as provided in the Indenture;

• register the transfer of or exchange any registered security in definitive form, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;

• exchange any unregistered security called for redemption except to the extent that such unregistered security may be exchanged for a registered security of that series and like tenor; provided that such registered security will be simultaneously surrendered for redemption; or

• issue, register the transfer of or exchange any of the Debt Securities in definitive form which have been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Securities not to be so repaid.

Provision of Financial Information

To the extent the Indenture is governed by the Trust Indenture Act, the Corporation will file with the Trustee:

(i) copies of annual reports on Form 20-F or 40-F, as applicable (or any successor form), containing audited financial statements and the other financial information required to be contained therein (or required in such successor form);

(ii) copies of reports on Form 6-K (or any successor form) containing unaudited financial statements and the other financial information which are required to be provided in quarterly reports under the laws of Canada or any province thereof;

(iii) copies of annual reports on Form 10-K (or any successor form) and quarterly reports on Form 10-Q (or any successor form), if the Corporation ceases to be eligible to use the SEC rules and forms available to foreign private issuers (as defined in Rule 3b-4 under the U.S. Exchange Act); and

(iv) copies of such other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Corporation may be required to file with or furnish to the SEC pursuant to Section 13 or Section 15(d) of the U.S. Exchange Act;

in each case within 15 days after such materials have been filed with or furnished to the SEC.

In the event that the Corporation ceases to be subject to the reporting requirements of Section 13 or 15(d) of the U.S. Exchange Act at a time the Indenture is governed by the Trust Indenture Act,

  it will voluntarily:

• continue to file with the SEC annual reports on Form 20-F or 40-F, as applicable (or any successor form); and

• continue to furnish to the SEC reports on Form 6-K (or any successor form) containing unaudited financial statements and the other financial information which are required to be provided in quarterly reports under the laws of Canada or any province thereof; or

• file with the SEC annual reports on Form 10-K (or any successor form) and quarterly reports on Form 10-Q (or any successor form), if the Corporation ceases to be eligible to use the SEC rules and forms available to foreign private issuers (as defined in Rule 3b-4 under the U.S. Exchange Act);

• in each case within the period prescribed for filing the Form 20-F, Form 40-F, Form 10-K or Form 10Q, as applicable, or for furnishing the Form 6-K to the SEC; and

• file a copy of such materials with the Trustee within 15 days of their submission to the SEC.

Events of Default

Unless otherwise specified in the applicable Prospectus Supplement relating to a particular series of Debt Securities, the following is a summary of events which will, with respect to any series of the Debt Securities, constitute an event of default under the Indenture with respect to the Debt Securities of that series:

  the Corporation fails to pay principal of or any premium on any Debt Security of that series when it is due and payable;

  the Corporation fails to pay interest payable on any Debt Security of that series when it becomes due and payable, and such default continues for 30 days;

  the Corporation fails to make any required sinking fund or analogous payment when due for that series of Debt Securities;

  the Corporation fails to observe or perform any of its covenants or agreements in the Indenture that affect or are applicable to the Debt Securities of that series for 90 days after written notice to the Corporation by the trustees or to the Corporation and the trustees by holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series;

  certain events involving the Corporation's bankruptcy, insolvency or reorganization; and

  any other event of default provided for in that series of Debt Securities.

A default under one series of Debt Securities will not necessarily be a default under another series. A trustee may withhold notice to the holders of the Debt Securities of any default, except in the payment of principal or premium, if any, or interest, if any, if in good faith it considers it in the interests of the holders to do so and so advises the Corporation in writing.

If an event of default for any series of Debt Securities occurs and continues, a trustee or the holders of at least 25% in aggregate principal amount of the Debt Securities of that series may require the Corporation to repay immediately:

  the entire principal and interest of the Debt Securities of the series; or

  if the Debt Securities are discounted securities, that portion of the principal as is described in the applicable Prospectus Supplement.

If an event of default relates to events involving the Corporation's bankruptcy, insolvency or reorganization, the principal of all Debt Securities will become immediately due and payable without any action by the trustee or any holder.

Subject to certain conditions, the holders of a majority of the aggregate principal amount of the Debt Securities of the affected series can rescind and annul an accelerated payment requirement. If Debt Securities are discounted securities, the applicable Prospectus Supplement will contain provisions relating to the acceleration of maturity of a portion of the principal amount of the discounted securities upon the occurrence or continuance of an event of default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of the rights or powers that it will have under the Indenture at the request or direction of any holders, unless the holders offer the trustee reasonable security or indemnity. If they provide this reasonable security or indemnity, the holders of a majority in aggregate principal amount of any series of Debt Securities may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to a trustee, or exercising any trust or power conferred upon a trustee, for any series of Debt Securities.

The Corporation will be required to furnish to the trustees a statement annually as to its compliance with all conditions and covenants under the Indenture and, if the Corporation is not in compliance, the Corporation must specify any defaults. The Corporation will also be required to notify the trustees as soon as practicable upon becoming aware of any event of default.

No holder of a Debt Security of any series will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

• the holder has previously given to the trustees written notice of a continuing event of default with respect to the Debt Securities of the affected series;

• the holders of at least 25% in principal amount of the outstanding Debt Securities of the series affected by an event of default have made a written request, and the holders have offered reasonable indemnity, to the trustees to institute a proceeding as trustees; and

• the trustees have failed to institute a proceeding, and have not received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of the series affected (or in the case of bankruptcy, insolvency or reorganization, all series outstanding) by an event of default a direction inconsistent with the request, within 60 days after receipt of the holders' notice, request and offer of indemnity.

However, such above-mentioned limitations do not apply to a suit instituted by the holder of a Debt Security for the enforcement of payment of the principal of or any premium, if any, or interest on such Debt Security on or after the applicable due date specified in such Debt Security.

Defeasance

When the Corporation uses the term "defeasance", it means discharge from its obligations with respect to any Debt Securities of or within a series under the Indenture. Unless otherwise specified in the applicable Prospectus Supplement, if the Corporation deposits with a trustee cash, government securities or a combination thereof sufficient to pay the principal, interest, if any, premium, if any, and any other sums due to the stated maturity date or a redemption date of the Debt Securities of a series, then at the Corporation's option:

• the Corporation will be discharged from the obligations with respect to the Debt Securities of that series; or

• the Corporation will no longer be under any obligation to comply with certain restrictive covenants under the Indenture and certain events of default will no longer apply to the Corporation.

If this happens, the holders of the Debt Securities of the affected series will not be entitled to the benefits of the Indenture except for registration of transfer and exchange of Debt Securities and the replacement of lost, stolen, destroyed or mutilated Debt Securities. These holders may look only to the deposited fund for payment on their Debt Securities.

To exercise the defeasance option, the Corporation must deliver to the trustees:

• an opinion of counsel in the United States to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of a defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

• an opinion of counsel in Canada or a ruling from the Canada Revenue Agency to the effect that the holders of the outstanding Debt Securities of the affected series will not recognize income, gain or loss for Canadian federal, provincial or territorial income or other tax purposes as a result of a defeasance and will be subject to Canadian federal, provincial or territorial income tax and other tax on the same amounts, in the same manner and at the same times as would have been the case had the defeasance not occurred; and

• a certificate of one of the Corporation's officers and an opinion of counsel, each stating that all conditions precedent provided for relating to defeasance have been complied with.

If the Corporation is to be discharged from its obligations with respect to the Debt Securities, and not just from the Corporation's covenants, the U.S. opinion must be based upon a ruling from or published by the United States Internal Revenue Service or a change in law to that effect.

In addition to the delivery of the opinions described above, the following conditions must be met before the Corporation may exercise its defeasance option:

• no event of default or event that, with the passing of time or the giving of notice, or both, shall constitute an event of default shall have occurred and be continuing for the Debt Securities of the affected series;

• the Corporation is not an "insolvent person" within the meaning of applicable bankruptcy and insolvency legislation; and

• other customary conditions precedent are satisfied.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Corporation and the trustees pursuant to one or more Supplemental Indentures (a "Supplemental Indenture") with the consent of the holders of at least a majority in aggregate principal amount of the outstanding Debt Securities of each series affected by the modification. However, without the consent of each holder affected, no such modification may:

• change the stated maturity of the principal, premium, if any, or any instalment of interest, if any, on any Debt Security;

• reduce the principal, premium, if any, or rate of interest, if any, or change any obligation of the Corporation to pay any additional amounts;

• reduce the amount of principal of a debt security payable upon acceleration of its maturity or the amount provable in bankruptcy;

• change the place or currency of any payment;

• affect the holder's right to require the Corporation to repurchase the Debt Securities at the holder's option;

• impair the right of the holders to institute a suit to enforce their rights to payment;

• adversely affect any conversion or exchange right related to a series of Debt Securities;

• reduce the percentage of Debt Securities required to modify the Indenture or to waive compliance with certain provisions of the Indenture; or

• reduce the percentage in principal amount of outstanding Debt Securities necessary to take certain actions.

The holders of at least a majority in principal amount of outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive, insofar as only that series is concerned, past defaults under the Indenture and compliance by the Corporation with certain restrictive provisions of the Indenture. However, these holders may not waive a default in any payment of principal, premium, if any, or interest on any Debt Security or compliance with a provision that cannot be modified without the consent of each holder affected.

The Corporation may modify the Indenture pursuant to a Supplemental Indenture without the consent of any holders of Debt Securities to:

• evidence its successor under the Indenture;

• add covenants of the Corporation or surrender any right or power of the Corporation for the benefit of holders;

• add events of default;

• provide for unregistered securities to become registered securities under the Indenture and make other such changes to unregistered securities that in each case do not materially and adversely affect the interests of holders of outstanding Debt Securities;

• establish the forms of the Debt Securities;

• appoint a successor trustee under the Indenture;

• add provisions to permit or facilitate the defeasance and discharge of the Debt Securities as long as there is no material adverse effect on the holders;

• cure any ambiguity, correct or supplement any defective or inconsistent provision or make any other provisions in each case that would not materially and adversely affect the interests of holders of outstanding Debt Securities, if any; or

• change or eliminate any provisions of the Indenture where such change takes effect when there are no Debt Securities outstanding which are entitled to the benefit of those provisions under the Indenture.

Governing Law

To the extent the Indenture is governed by the Trust Indenture Act, the Indenture and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

The Trustee

The Trustee under the Indenture or its affiliates may provide banking and other services to the Corporation in the ordinary course of its business.

The Indenture will contain certain limitations on the rights of the Trustee, as long as it or any of its affiliates remains the Corporation's creditor, to obtain payment of claims in certain cases or to realize on certain property received on any claim as security or otherwise. The Trustee and its affiliates will be permitted to engage in other transactions with the Corporation. If the Trustee or any affiliate acquires any conflicting interest and a default occurs with respect to the Debt Securities, the Trustee must eliminate the conflict or resign.

Resignation and Removal of Trustee

A trustee may resign or be removed with respect to one or more series of the Debt Securities and a successor trustee may be appointed to act with respect to such series.

Consent to Jurisdiction and Service

Under the Indenture and to the extent the Indenture is governed by the laws of New York, the Corporation will irrevocably appoint an authorized agent upon which process may be served in any suit, action or proceeding arising out of or relating to the Offered Debt Securities or the Indenture that may be instituted in any United States federal or New York state court located in the City of New York, and will submit to such non-exclusive jurisdiction.

Subscription Receipts

The Subscription Receipts may be issued under a subscription receipt agreement. Subscription Receipts may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Corporation will file a copy of any subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Corporation.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

• the aggregate number of Subscription Receipts offered;

• the price at which the Subscription Receipts will be offered;

• the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

• the dates or periods during which the Subscription Receipts are convertible into other Securities;

• the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

• the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

• whether such Subscription Receipts are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

• certain material Canadian and United States tax consequences of owning the Subscription Receipts; and

• any other material terms and conditions of the Subscription Receipts.

Warrants

Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Corporation and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone certificates. Warrants may be offered separately or together with other Securities, as the case may be. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Corporation and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Corporation with the relevant securities regulatory authorities in Canada after it has been entered into by the Corporation.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

• the designation of the Warrants;

• the aggregate number of Warrants offered and the offering price;

• the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

• the exercise price of the Warrants;

• the dates or periods during which the Warrants are exercisable including any "early termination" provisions;

• the designation, number and terms of any Securities with which the Warrants are issued;

• if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

• whether such Warrants are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any minimum or maximum amount of Warrants that may be exercised at any one time;

• whether such Warrants will be listed on any securities exchange;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

• certain material Canadian and United States tax consequences of owning the Warrants; and

• any other material terms and conditions of the Warrants.

Units

Units may be offered separately or together with other Securities, as the case may be. Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

• the aggregate number of Units offered;

• the price at which the Units will be offered;

• the designation, number and terms of the Securities comprising the Units;

• whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

• terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

• the date on and after which the Securities comprising the Units will be separately transferable;

• whether the Securities comprising the Units will be listed on any securities exchange;

• whether such Units or the Securities comprising the Units are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

• any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

• certain material Canadian and United States tax consequences of owning the Units; and

• any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

The Corporation may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains valid, offer for sale and issue up to an aggregate of $500,000,000 in Securities hereunder. The Corporation may offer and sell the Securities to or through underwriters, agents, or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions.

The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Corporation in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price, the proceeds that the Corporation will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions of the Canadian Securities Administrators, including sales made directly on the TSX, the NASDAQ or other existing trading markets for the Securities. Any such transactions that are deemed "at-the-market-distributions" will be subject to regulatory approval. No underwriter, dealer or agent, no affiliate of such an underwriter, dealer or agent and no person acting jointly or in concert with such an underwriter, dealer or agent involved in an "at-the-market distribution" will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation, including in the form of underwriters', dealers' or agents' fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable Canadian securities legislation and any such compensation received by them from the Corporation and any profit on the resale of the Securities by them may be deemed to be underwriting commissions. In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an "at-the-market" distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Corporation, to indemnification by the Corporation against certain liabilities, including liabilities under Canadian securities legislation and the U.S. Securities Act, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Corporation in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

EARNINGS COVERAGE RATIOS

Earnings coverage ratios will be provided in the applicable Prospectus Supplement(s) with respect to any issuance and sale of Debt Securities pursuant to this Prospectus.

PRIOR SALES

The Corporation previously filed a base shelf prospectus on November 22, 2019 (the "2019 Prospectus"). All capital raising activities pursuant to the 2019 Prospectus have been completed. Information regarding prior sales of Securities will be provided as required in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

Information regarding trading price and volume of the Securities will be provided as required for all of the Corporation's issued and outstanding Securities that are listed on any securities exchange, as applicable, in each Prospectus Supplement.

CERTAIN CANADIAN AND UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payments of principal, interest or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended).

Prospective investors should consult their own tax advisers prior to deciding to purchase any of the Securities.

RISK FACTORS

Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading "Risk Factors" in the Annual Information Form, which is incorporated by reference herein. See "Documents Incorporated by Reference".

An investment in the Securities offered hereunder is speculative and involves a high degree of risk. Additional risks and uncertainties, including those that the Corporation is unaware of or that are currently deemed immaterial, may also become important factors that affect the Corporation and its business. If any such risks actually occur, the Corporation's business, financial condition and results of operations could be materially adversely affected. Prospective investors should carefully consider the risks below and in the Annual Information Form and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisers to assess any investment in the Corporation.

There is no guarantee that the Securities will earn any positive return in the short term or long term.

A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Management of the Corporation will have broad discretion with respect to the application of net proceeds received by the Corporation from the sale of Securities under this Prospectus and a future Prospectus Supplement.

Management of the Corporation may spend net proceeds received by the Corporation from a sale of Securities in ways that do not improve the Corporation's results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Corporation's business or cause the price of the securities of the Corporation issued and outstanding from time to time to decline.

The Corporation may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions.

The Corporation cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Corporation. Furthermore, to the extent holders of the Corporation's stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.

The market price for the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Corporation's control.

The factors which may contribute to market price fluctuations of the Common Shares include the following:

• actual or anticipated fluctuations in the Corporation's quarterly results of operations;

• recommendations by securities research analysts;

• changes in the economic performance or market valuations of companies in the industry in which the Corporation operates;

• addition or departure of the Corporation's executive officers and other key personnel;

• release or expiration of transfer restrictions on outstanding Common Shares;

• sales or perceived sales of additional Common Shares;

• operating and financial performance that vary from the expectations of management, securities analysts and investors;

• regulatory changes affecting the Corporation's industry generally and its business and operations;

• announcements of developments and other material events by the Corporation or its competitors;

• fluctuations to the costs of vital production materials and services;

• changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

• significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Corporation or its competitors;

• operating and share price performance of other companies that investors deem comparable to the Corporation or from a lack of market comparable companies;

• news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Corporation's industry or target markets; and

• current and future global economic, political and social conditions, including the COVID-19 pandemic.

The Corporation has not declared and paid dividends in the past and may not declare and pay dividends in the future.

Any decision to declare and pay dividends in the future will be made at the discretion of the Corporation's Board and will depend on, among other things, financial results, cash requirements, contractual restrictions and other factors that the Corporation's Board may deem relevant. As a result, investors may not receive any return on an investment in the Common Shares unless they sell their Common Shares for a price greater than that which such investors paid for them.

There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units will be listed on any securities or stock exchange.

As a consequence, purchasers may not be able to resell the Preferred Shares, Debt Securities, Warrants, Subscription Receipts or Units purchased under this Prospectus and any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

Shareholders of the Corporation may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading markets, or that the Corporation will continue to meet the listing requirements of the TSX or maintain the listing on the NASDAQ or any other public stock exchange.

Foreign Licensing Requirements

The Corporation's ability to achieve its business objectives in foreign jurisdictions is contingent, in part, upon its compliance with regulatory requirements enacted by governmental authorities and the Corporation obtaining all regulatory approvals, where necessary, for the sale of its products. The Corporation cannot predict how long it will take to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. The impact of the various compliance regimes, any delays in obtaining, or failure to obtain regulatory approvals may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on the Corporation's business, financial condition, results of operations and prospects.

The Corporation continues to monitor developments and policies in the foreign jurisdictions in which it operates and assess the impact thereof to its operations; however, such developments cannot be accurately predicted and could have an adverse effect on the Corporation's business, financial condition and results of operations and prospects.

Adequacy of Internal Control over Financial Reporting.

Disclosure controls and procedures ("DC&P") are intended to provide reasonable assurance that material information is gathered and reported to senior management to permit timely decisions regarding public disclosure. Internal controls over financial reporting ("ICFR") are intended to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes with IFRS. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause the Corporation to fail to meet its reporting obligations.

As a venture issuer (as defined by National Instrument 52-102 - Continuous Disclosure Obligations) until May 21, 2019, the Corporation was not required to provide representations in its annual and interim filings relating to the establishment and maintenance of DC&P and ICFR as defined in National Instrument 52-109 - Certification of Disclosure in Issuers' Annual and Interim Filings ("NI 52-109").

As a non-venture issuer the Corporation is required to evaluate ICFR in a manner that meets the standards of NI 52-109 in Canada. The Corporation has developed and implemented NI 52-109 compliant DC&P and ICFR as of the end of the Corporation's first full quarter as a non-venture issuer, being August 31, 2019. The process of designing and implementing effective internal controls is a continuous effort that requires the Corporation to anticipate and react to changes in the Corporation's business and the economic and regulatory environments and to expend significant resources to maintain a system of internal controls that is adequate to satisfy the Corporation's reporting obligations as a public company.

The U.S. Sarbanes-Oxley Act 2002, as amended (the "U.S. Sarbanes-Oxley Act") requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. Section 404(a) of the U.S. Sarbanes-Oxley Act requires that our management assess and report annually on the effectiveness our ICFR and identify any material weaknesses in our ICFR.  We have determined that we will cease to be an "emerging growth company" (as defined in Rule 12b-2 under the U.S. Exchange Act) on August 31, 2021 due to our becoming a "large accelerated filer" (as defined in Rule 12b-2 under the U.S. Exchange Act) as of that date. As an emerging growth company, we have been eligible for an exemption section 404(b) of the U.S. Sarbanes-Oxley Act that otherwise would have required our independent registered public accounting firm to issue an annual attestation report that addresses the effectiveness of our ICFR. The Corporation expects to comply with section 404(b) of the U.S. Sarbanes-Oxley Act in relation to its annual report on Form 40-F under the U.S. Exchange Act for the year ending August 31, 2021, whereby our auditor will be required to deliver an attestation report on the effectiveness of our ICFR pursuant to the U.S. Sarbanes-Oxley Act.

Any failure by the Corporation to maintain effective ICFR could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm the Corporation's business and negatively impact the trading price of its Common Shares. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Corporation's operating results or cause it to fail to meet its reporting obligations.

There can be no assurance that the Corporation will be able to remediate material weaknesses, if any, identified in future periods, or maintain all the controls necessary for continued compliance, and there can be no assurance that the Corporation will be able to retain sufficient skilled finance and accounting personnel, especially in light of the increased demand for such personnel among publicly traded companies. Future acquisitions of companies may provide the Corporation with challenges in implementing the required processes, procedures and controls in its acquired operations. Acquired companies may not have disclosure controls and procedures or internal control over financial reporting that are as thorough or effective as those required by the securities laws currently applicable to the Corporation.

No evaluation can provide complete assurance that the Corporation's ICFR will detect or uncover all failures of persons within the Corporation to disclose material information otherwise required to be reported. The effectiveness of the Corporation's controls and procedures could also be limited by simple errors or faulty judgment. The challenges involved in implementing appropriate ICFR will likely increase with the Corporation's plans for ongoing development of its business and this will require that the Corporation continue to improve its internal controls over financial reporting. Although the Corporation intends to devote substantial time and incur costs, as necessary, to ensure ongoing compliance, the Corporation cannot be certain that it will be successful in maintaining effective ICFR or complying with NI 52-109 in Canada and, when applicable, the U.S. Sarbanes-Oxley Act in the United States.

The Corporation is a "foreign private issuer" within the meaning of the rules under the U.S. Exchange Act, and as such is exempt from certain provisions applicable to United States domestic public companies.

Because the Corporation is a "foreign private issuer" under the U.S. Exchange Act, it is exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

• the rules under the U.S. Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

• the sections of the U.S. Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the U.S. Exchange Act;

• the sections of the U.S. Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

• the selective disclosure rules by issuers of material non-public information under Regulation FD.

The Corporation is required to file an annual report on Form 40-F with the United States Securities and Exchange Commission within three months of the end of each fiscal year. The Corporation does not intend to voluntarily file annual reports on Form 10-K and quarterly reports on Form 10-Q in lieu of Form 40-F requirements. For so long as the Corporation chooses to only comply with foreign private issuer requirements, the information it is required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

The Corporation does not currently have a Chief Executive Officer.

Effective April 30, 2021, Greg Engel, the Corporation's former Chief Executive Officer stepped away from his role. The departure of a Chief Executive Officer requires the Corporation to undergo a transition that brings with it a measure of uncertainty and risk that is impossible to quantify or mitigate in its entirety. There can be no assurances that consequences of Mr. Engel's departure will not have an adverse effect on the Corporation.  The Corporation has mitigated this risk through the appointment of Beena Goldenberg as Chief Executive Officer effective September 9, 2021.

The Debt Securities may be unsecured and will rank equally in right of payment with all of our other future unsecured debt.

The Debt Securities may be unsecured and will rank equally in right of payment with all of our other existing and future unsecured debt. The Debt Securities may be effectively subordinated to all of our existing and future secured debt to the extent of the assets securing such debt. If we are involved in any bankruptcy, dissolution, liquidation or reorganization, the secured debt holders would, to the extent of the value of the assets securing the secured debt, be paid before the holders of unsecured debt securities, including the debt securities. In that event, a holder of Debt Securities may not be able to recover any principal or interest due to it under the Debt Securities.

In addition, the collateral, if any, and all proceeds therefrom, securing any Debt Securities may be subject to higher priority liens in favour of other lenders and other secured parties which may mean that, at any time that any obligations that are secured by higher ranking liens remain outstanding, actions that may be taken in respect of the collateral (including the ability to commence enforcement proceedings against the collateral and to control the conduct of such proceedings) may be at the direction of the holders of such indebtedness.

Negative cash flow from operations

During the year ended August 31, 2020, the Corporation had negative cash flow from operating activities. Although the Corporation anticipates it will have positive cash flow from operating activities in future periods, the Corporation cannot guarantee it will have a cash flow positive status in the future due to its desire to increase the number of employees and its level of investment in the adult-use recreational market in Canada. To the extent that the Corporation has negative cash flow in any future period, certain of the proceeds from its offerings may be used to fund such negative cash flow from operating activities.

EXEMPTION FROM NATIONAL INSTRUMENT 44-102

Pursuant to a decision of the Autorité des marchés financiers dated June 17, 2021, the Corporation was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an "at-the-market" distribution. This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an "at-the-market" distribution) be translated into French if the Corporation offers Securities to Québec purchasers in connection with an offering other than in relation to an "at-the-market" distribution.

LEGAL MATTERS AND INTEREST OF EXPERTS

Unless otherwise specified in the Prospectus Supplement relating to an offering and sale of Securities, certain legal matters relating to such offering and sale of Securities will be passed upon on behalf of the Corporation by Goodmans LLP with respect to matters of Canadian law and by McMillan LLP with respect to matters of United States law. In addition, certain legal matters in connection with an offering and sale of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of such offering and sale by such underwriters, dealers or agents with respect to matters of Canadian and, if applicable, United States or other foreign law. As at the date hereof, the partners and associates of Goodmans LLP and McMillan LLP, as a group, own less than 1% of the outstanding securities of the Corporation.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The Corporation's current external auditors are KPMG LLP, located at Suite 1400, 100 New Park Place, Vaughan, Ontario, L4K 0J3. KPMG LLP have confirmed with respect to the Corporation that they are independent within the meaning of the relevant rules and regulations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations.

The consolidated financial statements of Corporation as at and for the years ended August 31, 2020 and 2019 have been audited by Deloitte LLP. As of November 29, 2020, and throughout the period covered by the August 31, 2020 and 2019 financial statements on which they reported, Deloitte LLP was independent of the Corporation within the meaning of the rules of professional conduct of Chartered Professional Accountants of New Brunswick and within the meaning of the U.S. Securities Act and the applicable rules and regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States).

The transfer agent and registrar of the Corporation is TSX Trust Company at its offices in Vancouver, British Columbia and Toronto, Ontario. VStock Transfer, LLC is the Corporation's co-transfer agent in the United States.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents will be filed with the SEC as part of the registration statement to which this Prospectus forms a part: (a) the documents listed under "Documents Incorporated by Reference"; (b) the consent of the Corporation's predecessor external auditors; (c) powers of attorney from the Corporation's directors and officers included on the signature pages of the registration statement; and (d) a copy of the form of the Indenture for the Debt Securities. A copy of the form of any applicable warrant agreement or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Unless otherwise provided in a Prospectus Supplement, the following is a description of a purchaser's statutory rights. Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities, which right may be exercised within two business days after receipt or deemed receipt of a prospectus, prospectus supplement and any amendment, and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. However, purchasers of Securities distributed under an at-the-market distribution by the Corporation do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to the Securities purchasers by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the Securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.

In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation. The remedies available to a purchaser for any such failure to deliver or any misrepresentation contained in any prospectus, prospectus supplement or amendment must be exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. Any remedies under securities legislation that a purchaser of such securities distributed under an at-the-market distribution by the Corporation may have against the Corporation or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation, will remain unaffected by the non-delivery of the prospectus referred to above. A purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal advisor.

In an offering of Securities which are convertible, exchangeable or exercisable for other securities of the Corporation, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the convertible securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion of the security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights and/or consult with a legal advisor.

Original purchasers of Securities which are convertible, exchangeable or exercisable for other securities of the Corporation will have a contractual right of rescission against the Corporation in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities, the amount paid for the applicable convertible, exchangeable or exercisable Securities (and any additional amount paid upon conversion, exchange or exercise) in the event that this Prospectus, the applicable Prospectus Supplement or an amendment thereto contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under Section 149 of the Securities Act (New Brunswick) and is in addition to any other right or remedy available to original purchasers under Section 149 of the Securities Act (New Brunswick) or otherwise at law.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

Indemnification of Directors and Officers.

The Registrant is a corporation governed by the provisions of the Business Corporations Act (Canada) (the "Act"), including the provisions of Section 124 of the Act regarding the indemnification of the directors and officers of the Registrant.

Under subsection 124(1) of the Act, the Registrant may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

In connection with such indemnification, the Registrant may under subsection 124(2) of the Act advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in subsection 124(1). The individual shall repay the monies if the individual does not fulfil the conditions of subsection 124(3).

The indemnification provisions under subsection 124(1) and (2) of the Act are subject to the limitations under Section 124(3) of the Act that the Registrant may not indemnify any individual under these provisions unless:

(a) the individual acted honestly and in good faith with a view to the best interests of the corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the corporation's request; and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

Subsection 124(4) of the Act provides that the Registrant may with the approval of a court, indemnify an individual referred to in subsection 124(1), or advance monies under subsection 124(2), in respect of an action by or on behalf of the corporation or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual's association with the corporation or other entity as described in subsection 124(1) against all costs, charges and expenses reasonably incurred by the individual in connection with such action, if the individual fulfils the conditions set out in subsection 124(3).

Subsection 124(5) of the Act provides that despite subsection 124(1), an individual referred to in that subsection is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the individual in connection with the defence of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity as described in subsection 124(1), if the individual seeking indemnity (a) was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done; and (b) fulfils the conditions set out in subsection 124(3).

Subsection 124(6) of the Act permits the Registrant to purchase and maintain insurance for the benefit of an individual referred to in subsection (1) against any liability incurred by the individual:

(a) in the individual's capacity as a director or officer of the corporation; or

(b) in the individual's capacity as a director or officer, or similar capacity, of another entity, if the individual acts or acted in that capacity at the corporation's request.

Underwriters, dealers or agents who participate in a distribution of securities registered hereunder may be entitled under agreements to be entered into with the Registrant to indemnification by the Registrant against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, and applicable Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "U.S. Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the U.S. Securities Act and is therefore unenforceable.

EXHIBITS

Exhibit No.	Description
4.1

Annual Information Form of the Registrant for the year ended August 31, 2020, dated November 29, 2020 (incorporated by reference to Exhibit 99.6 of the Registrant's Annual Report on Form 40-F filed with the Commission on November 30, 2020)

4.2

Audited consolidated financial statements of the Registrant for the fiscal years ended August 31, 2020 and 2019, together with the notes thereto and the report of the independent registered public accounting firm thereon (incorporated by reference to Exhibit 99.4 of the Registrant's Annual Report on Form 40-F filed with the Commission on November 30, 2020)

4.3

Management's discussion and analysis of financial condition and results of operations of the Registrant for the year ended August 31, 2020 (incorporated by reference to Exhibit 99.5 of the Registrant's Annual Report on Form 40-F filed with the Commission on November 30, 2020)

4.4

Unaudited condensed consolidated interim financial statements of the Registrant for the three and six months ended February 28, 2021 and the notes thereto (incorporated by reference to Exhibit 99.2 of the Registrant's Form 6-K furnished to the Commission on April 13, 2021)

4.5

Management's discussion and analysis of financial condition and results of operations of the Registrant for the three and six months ended February 28, 2021 (incorporated by reference to Exhibit 99.1 of the Registrant's Form 6-K furnished to the Commission on April 13, 2021)

4.6

Management information circular of the Registrant dated January 18, 2021 regarding the Registrant's annual and special meeting of shareholders held on February 23, 2021 (incorporated by reference to Exhibit 99.1 of the Registrant's 6-K furnished to the Commission on February 1, 2021)

4.7

Material change report dated November 12, 2020 in respect of the closing of the Registrant's underwritten public offering of units for gross proceeds of approximately CAD$69 million (incorporated by reference to Exhibit 99.1 of the Registrant's Form 6-K furnished to the Commission on November 12, 2020)

4.8

Material change report dated November 30, 2020 in respect of the amendment and restatement of the Registrant's credit facility with the Bank of Montreal (incorporated by reference to Exhibit 99.1 of the Registrant's Form 6-K furnished to the Commission on November 30, 2020)

4.9

Material change report dated March 10, 2021 in respect of the strategic investment from a wholly-owned subsidiary of BAT for total proceeds of approximately CAD$221 million (incorporated by reference to Exhibit 99.1 of the Registrant's Form 6-K furnished to the Commission on March 19, 2021)

4.10

Material change report dated April 14, 2021 relating to the acquisition of The Edibles & Infusions Corporation for consideration of $22.0 million, plus up to an additional $13.0 million in shares of Corporation payable upon The Edibles & Infusions Corporation achieving certain earnout milestones (incorporated by reference to Exhibit 99.1 of the Registrant's Form 6-K furnished to the Commission on April 14, 2021)

4.11

Material change report dated May 7, 2021 relating to the stepping down of Greg Engel, the Registrant's former Chief Executive Officer (incorporated by reference to Exhibit 99.1 of the Registrant's Form 6-K furnished to the Commission on May 7, 2021)

4.12	Unaudited condensed consolidated interim financial statements of the Registrant for the three and nine months ended May 31, 2021 and the notes thereto (incorporated by reference to Exhibit 99.2 of the Registrant’s Form 6-K furnished to the Commission on July 13, 2021)
4.13	Management’s discussion and analysis of financial condition and results of operations of the Registrant for the three and nine months ended May 31, 2021 (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K furnished to the Commission on July 13, 2021)
4.14

Material change report dated August 6, 2021 relating to the appointment of Beena Goldenberg as Chief Executive Officer of the Corporation (incorporated by reference to Exhibit 99.1 of the Registrant’s Form 6-K furnished to the Commission on August 6, 2021)

5.1	Consent of Deloitte LLP (2)
6.1	Powers of Attorney (included on signature pages hereto)
7.1	Form of Trust Indenture (1)

(1) Filed as an exhibit to the Registrant's original registration statement on Form F-10 filed on June 24, 2021.

(2) Filed as an exhibit to this Amendment No.1 to registration on statement on Form F-10.

III-1

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a) Concurrently with the filing of this Registration Statement on Form F-10, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the agent for service of the Registrant will be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moncton, Province of New Brunswick, Canada, on August 30, 2021.

ORGANIGRAM HOLDINGS INC.

By:	/s/ Peter Amirault
Name: Peter Amirault Title: Executive Chair

POWERS OF ATTORNEY

Pursuant to the requirements of the U.S. Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated on August 30, 2021.

Signature	Title
/s/ Peter Amirault
Peter Amirault	Executive Chair

/s/ Derrick West
Derrick West	Chief Financial Officer

*
Dexter John	Director

*
Geoffrey Machum	Lead Independent Director

*
Ken Manget	Director

*
Sherry Porter	Director

III-3

*
Stephen Smith	Director

*
Marni Wieshofer	Director

*
Jeyan Heper	Director

* By: /s/ Peter Amirault

Name: Peter Amirault

Title: Attorney-in-fact

III-4

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in its capacity as the duly authorized representative of the Registrant in the United States, on August 30, 2021.

By:	PUGLISI & ASSOCIATES

/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director